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                                                                    EXHIBIT 10.1


                              RETENTION AGREEMENT

        This Retention Agreement is made and entered into as of August 29, 2001, by and between Immersion Corporation (the "Company") and Rodney G. Hilton (the "Employee").

                                   BACKGROUND

        A. The Employee is employed by Immersion Medical, Inc. ("Immersion Medical") (formerly HT Medical Systems, Inc.), a wholly-owned subsidiary of the Company, pursuant to an Employment Agreement dated as of September 22, 1999 between the Employee and Immersion Medical (the "Employment Agreement").

        B. Under Section 2.C. of the Employment Agreement, Phase III of the Employee's employment commenced on September 28, 2000, and the current one-year term of the Employee's employment continues from that date until September 28, 2001. The Employment Agreement will be renewed automatically after September 28, 2001 for successive additional terms of one year each unless either party notifies the other party at least 90 days prior to the expiration of any term of such party's determination not to renew the Employment Agreement beyond the then existing term.

        C. The Employee has been instrumental in facilitating the Company's integration of Immersion Medical and in managing Immersion Medical's operations.

        D. The Company and the Employee wish to provide for certain enhancements to the Employment Agreement in consideration of the Employee's continued employment by Immersion Medical.

        NOW, THEREFORE, in consideration of the premises and covenants set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

        1. Annual Retention Payments. In addition to the compensation and benefits payable to the Employee under the Employment Agreement, the Company shall pay the Employee the bonuses set forth below, provided that the Employee continues to be employed by Immersion Medical on the respective payment date:

            (a) The Company shall pay the Employee a bonus equal to $220,000 on January 7, 2002; and

            (b) The Company shall pay the Employee a bonus equal to $220,000 on January 6, 2003.

        2. Payments upon Termination.

            (a) Notwithstanding anything to the contrary set forth in this Agreement or the Employment Agreement, in the event that the Employee's employment terminates on or before


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January 6, 2003 for any reason specified in Section 2(b), the Company shall (i)
pay the Employee an amount equal to $440,000, less any amounts paid to the Employee pursuant to Section 1 above, and (ii) cause Immersion Medical to pay to the Employee, in lieu of any severance previously payable under the Employment Agreement, a severance payment equal to (A) an amount equal to the Employee's Base Salary as then in effect under the Employment Agreement for a period of 12 months plus (B) the portion, if any, of the Employee's Base Salary as then in effect for the balance of the then existing term of the Employment Agreement (as described in paragraph B of the Background section of this Agreement), plus (C) any unpaid expense reimbursements. The obligations of the Company and Immersion Medical under this Section 2(a) shall survive the termination of the Employment Agreement until these obligations are performed and discharged in full.

            (b) The payments specified in Section 2(a) shall be payable in full immediately upon the termination of the Employee's employment for any of the following reasons: (i) the Employee's death, (ii) the Employee's Total Disability, as defined in the Employment Agreement, (iii) the discharge of the Employee by Immersion Medical for any reason, (iv) the failure of Immersion Medical to renew the Employment Agreement upon the expiration of any term, or
(v) the resignation of the Employee for Good Reason (as defined in Section 2(c)). Upon any such termination of the Employee's employment, the Employment Agreement shall terminate, and neither party shall have any further obligations thereunder except with respect to those obligations that expressly survive the termination of the Employment Agreement.

            (c) For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Employee's express written consent, of any of the following: (i) any material diminution of the Employee's positions, duties or responsibilities or the assignment to the Employee of duties or responsibilities that are inconsistent with the Employee's position as president of Immersion Medical; (ii) removal of the Employee from, or the nonreelection of the Employee to, the officer positions currently held by him; (iii) relocation of the Employee's place of employment to a location more than 25 miles from its current location; (iv) failure by the Company or Immersion Medical (A) to continue any bonus plan, program or arrangement in which the Employee is entitled to participate (the "Bonus Plans"), provided that any such Bonus Plans may be modified at the Company's discretion from time to time but shall be deemed terminated if (x) any such plan does not remain substantially in the form in effect prior to such modification and (y) if plans providing the Employee with substantially similar benefits are not substituted therefor ("Substitute Plans"), or (B) to continue the Employee as a participant in the Bonus Plans and Substitute Plans on at least the same basis as to potential amount of the bonus and substantially the same level of criteria for achievability thereof as the Employee participated in immediately prior to any change in such plans or awards, in accordance with the Bonus Plans and the Substitute Plans; (v) any material breach of any provision of this Agreement or the Employment Agreement by the Company or Immersion Medical; (vi) the occurrence of a Change of Control (as defined in the Employment Agreement, except that the term "Employer" as used in that definition, shall refer to each and either of the Company and Immersion Medical for purposes of this Section 2(c); (vii) the failure of the Company to become cash flow positive during the fourth quarter of 2001; (viii) if the Company's market capitalization falls below


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$100,000,000 at any time; (ix) if the Company's employees in San Jose,
California are compensated on a preferential basis over the employees of Immersion Medical, based upon the timing or percentages of salary increases, the type or level of benefits and/or the timing or amounts of bonuses; (x) if the demands of the Employee's position cause a health problem that substantially interferes with the quality of life of the Employee, (xi) if Robert O'Malley is no longer the Chief Executive Officer or Chairman of the Company or if the Employee no longer reports directly to Mr. O'Malley; or (xii) if there is a change in the organizational structure of the Company or Immersion Medical, as a result of which one or more of Immersion Medical's existing departments or functions no longer reports to the Employee as President of Immersion Medical.

        3. Offset. The Company shall be entitled to offset any amount payable to the Employee pursuant to this Agreement against any indebtedness owed by the Employee to the Company, whether or not any such indebtedness is due and payable at the time any amount would otherwise be paid to the Employee hereunder.

        4. Amendment to Employment Agreement. Sections 4 and 5 of the Employment Agreement are hereby terminated and shall have no further force or effect, except that the definition of "Total Disability" in
Section 4.B. shall continue for purposes of this Agreement.

        5. Inconsistent Agreements. In the event any of the provisions of this Agreement are inconsistent with any of the provisions of the Employment Agreement, the provisions of this Agreement shall prevail.

        6. Modification. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

        7. Invalidity. Should any provision(s), portion(s) or part(s) of this Agreement be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, portions or parts shall be unaffected and shall continue in full force and effect, and said invalid, void or unenforceable provision(s), portion(s) or part(s) shall be deemed not to be part of this Agreement.

        8. Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. If any provision of this Agreement is found to be void or unenforceable, this shall in no way affect any other provision of this Agreement or the enforceability of this Agreement.

        9. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall be the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.


        IN WITNESS WHEREOF, the parties hereto have executed this Retention Agreement as of the date first above written.


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                                                 IMMERSION CORPORATION


                                                 By: /s/ ROBERT G. O'MALLEY
                                                    ----------------------------
                                                 Name: Robert G. O'Malley
                                                      --------------------------
                                                 Title: Chairman & CEO
                                                       -------------------------

                                                 IMMERSION MEDICAL, INC.


                                                 By: /s/ RODNEY G. HILTON
                                                    ----------------------------
                                                 Name: Rodney G. Hilton
                                                      --------------------------
                                                 Title: President
                                                       -------------------------

                                                  /s/ RODNEY G. HILTON
                                                 -------------------------------
                                                 Rodney G. Hilton




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